Exhibit 10.9
Description of the Elective Deferred Compensation Plan II
In response to passage of The American Jobs Creation Act of 2004 (the “Act”), the Board of Directors of Fannie Mae has taken steps to ensure that the company’s deferred compensation plans, programs, and arrangements comply with new requirements under the Internal Revenue Code of 1986. Specifically, the Act added a new section to the Internal Revenue Code, Section 409A, which imposes new requirements on deferred compensation arrangements. Accordingly, on November 16, 2004, Fannie Mae’s Board of Directors authorized and directed the creation of a new elective deferred compensation plan to comply with Section 409A. We refer to the new plan as the “Elective Deferred Compensation Plan II.”
Apart from changes required by Section 409A, the terms of the Elective Deferred Compensation Plan II are modeled on our existing elective deferred compensation plan, which we refer to as the Elective Deferred Compensation Plan I, a copy of which is incorporated by reference as an exhibit to our Form 8-K filed on November 22, 2004. The Elective Deferred Compensation Plan II applies to compensation that is earned after December 31, 2004.